UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2026

EXYN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43296	47-2345934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Washington Avenue, Suite 1000 Philadelphia, Pennsylvania		19146
(Address of principal executive offices)		(Zip Code)

(215) 999-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EXYN	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of common stock at an exercise price of $9.69	EXYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On November 9, 2026, Ricardo Sotelo resigned as Chief Financial Officer of Exyn Technologies, Inc. (the “Company”).

(c) Appointment of Certain Officers.

On November 9, 2026, the Company’s Board of Directors designated Benjamin Williams, the Company’s Interim Chief Executive Officer, as the principal financial and accounting officer, effective immediately.

Biographical information for Mr. Williams, the information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K, and a description of Mr. Williams’ compensatory arrangements with the Company were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2026, and such information is incorporated herein by reference. Mr. Williams will not receive any additional compensation in connection with his designation as principal financial and accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	Exyn Technologies, Inc.

	By:	/s/ Benjamin Williams
Name: Benjamin Williams
Title: Interim Chief Executive Officer